EXHIBIT 10.3
                             RESEARCH AGREEMENT #2

This Research Agreement ("Agreement") is entered into by and between PerArdua Corporation, a Missouri Corporation ("Sponsor") and the UNIVERSITY OF SOUTHERN CALIFORNIA ("University"), a California nonprofit educational institution incorporated under the laws of the State of California.

RECITALS:

WHEREAS,  the  research  project  contemplated  by this  Agreement  is of mutual interest and benefit to UNIVERSITY and to SPONSOR, will further the instructional, scholarship and research objectives of UNIVERSITY in a manner consistent with its status as a nonprofit, tax-exempt, educational institution, and may derive benefits for both SPONSOR and UNIVERSITY through inventions, improvements and discoveries;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree to the following:

1. DEFINITIONS

1.1 "Research" shall mean the project as described in Appendix A hereof, under the direction of Dr. Charles E. McKenna as Principal Investigator.

1.2 "University Intellectual Property" shall mean individually and collectively all inventions, improvements and discoveries, whether or not covered by intellectual property protection, which are conceived or made by one or more employees of UNIVERSITY in performance of the Research.

2. RESEARCH WORK

2.1 UNIVERSITY shall use reasonable efforts to perform such Research substantially in accordance with the terms and conditions of this Agreement. Anything in this Agreement to the contrary notwithstanding, SPONSOR and UNIVERSITY may at any time amend the Research by mutual written agreement.

2.2 In the event that the Principal Investigator becomes unable or unwilling to continue the Research, and a mutually acceptable substitute is not available, UNIVERSITY or SPONSOR shall have the option to terminate this Agreement.

2.3 Nothing in the Agreement shall be construed to limit the freedom of researchers, whether participants in this Agreement or not, from engaging in similar research inquiries made independently under other grants, contracts or agreements with parties other than SPONSOR.

3. PERIOD OF PERFORMANCE

3.1 The period of performance of this Agreement is October 1, 1996 through September 30, 1997. This Agreement shall become effective upon the date of last signature hereto and shall continue in effect for the full duration of the period of performance.

3.2 No-cost extension. Principal investigator may, at his option, expend residual funds as of September 30, 1997 during a 8-month period at no additional cost to SPONSOR, in the interests of the proposed research. Funds unexpended on expiration of the extension period will be returned to SPONSOR.

3.3 Renewal. Principal Investigator may, at the invitation of SPONSOR, submit a request for renewal of funding on October 1, 1997 for a specified period of not less than one year.








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4. REPORTS

On March 1, 1997 and every 6 months thereafter, UNIVERSITY shall furnish SPONSOR a letter report summarizing the work conducted. A final report setting forth the accomplishments and significant research findings shall be prepared by UNIVERSITY and submitted to SPONSOR within sixty (60) days of the expiration of the Agreement. At option of Sponsor and by mutual agreement with P.I., interim reports may be presented to Sponsor in oral form.

5. COSTS, BILLINGS AND OTHER SUPPORT

5.1 It is agreed and understood by the parties hereto that, subject to Article 2, total costs to the SPONSOR hereunder shall not exceed the amount of $177,000, or the "Total Costs" specified in the Budget presented in Appendix A, whichever is less. The entire payment shall be made by SPONSOR in advance of the period of performance.


5.2 Checks shall be made payable to University of Southern California and sent to:

                 Attn: Mann Bennett
                 University of Southern California
                 Department of Contracts and Grants
                 University Park
                 Los Angeles, CA 90089-1147

5.3 In the event of termination of this Agreement pursuant to Article 12 hereof, SPONSOR shall pay all costs accrued by UNIVERSITY as of date of termination, including noncancellable obligations. Such obligations shall include all graduate stipends, postdoctoral appointments, and P.l. summer support called for in Appendix A. After termination, any obligation of the SPONSOR for graduate fellowships and appointments shall end one year from the date of appointment or September 30, 1997, whichever is later, but not later than June 1, 1998.

5.4 P.I. budget authority. P.I. shall have the right to transfer funds from one budget category to another without prior permission of SPONSOR, in an amount up to 25% of the larger of the two categories affected. Transfer of funds exceeding this amount will require written agreement of SPONSOR. P.I. may disburse budgeted funds within categories in a flexible manner using the detailed budgetary plan given in the Appendix as a reasonable guideline.

5.5 Any interest accrued on unexpended funds provided by SPONSOR to UNIVERSITY will be added quarterly to the account containing these funds, to be budgeted by P.I. for the purposes of this project.

6. PUBLICITY

Neither party shall use the name, trade name, trademark or other designation of the other party in connection with any products, promotion or advertising without the prior written permission of the other party.

7. PUBLICATIONS

UNIVERSITY shall have the right, at its discretion, to release information or to publish any material resulting from the Research. UNIVERSITY shall furnish SPONSOR with a copy of any proposed publication thirty (30) days prior to submission for publication. If SPONSOR decides to request UNIVERSITY to file patent protection for information contained in the proposed publication under Articles 9 and 10 herein, SPONSOR may request UNIVERSITY to delay publishing such proposed publication


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for a maximum of an  additional  forty-five  (45) days in order to  protect  the potential patentability of any invention described therein.

8. CONFIDENTIALITY

8.1 During the course of this agreement, SPONSOR may provide UNIVERSITY with certain information, data, or material in writing which SPONSOR has clearly marked as confidential or proprietary in nature. UNIVERSITY shall receive and hold such information in confidence and agrees to use its reasonable efforts to prevent disclosure to third parties of said information in the manner UNIVERSITY
treats  its  own  similar   information.

8.2 UNIVERSITY shall not consider information disclosed to it by SPONSOR confidential which: (1) is now common knowledge or subsequently becomes such through no breach of this Agreement; (2) is rightfully in UNIVERSITY's possession prior to SPONSOR's disclosure as shown by written records; (3) is disclosed to UNIVERSITY by an independent third party; or (4) is independently developed by or for UNIVERSITY without benefit of confidential information received from SPONSOR.

9. INTELLECTUAL PROPERTY

9.1 All rights and title to University Intellectual Property conceived under the Research shall belong to UNIVERSITY and shall be subject to the terms and conditions of this Agreement.

9.2 UNIVERSITY will promptly notify SPONSOR of any University Intellectual Property conceived or made in the performance of work under this Agreement. SPONSOR shall, upon reviewing such notification, determine whether to request UNIVERSITY to file, prosecute and maintain any patent application or application for other intellectual property protection, domestic or foreign, in UNIVERSITY's name. SPONSOR shall bear all reasonable costs incurred in connection with such preparation, filing, prosecution and maintenance directed to said University Intellectual Property. UNIVERSITY shall keep SPONSOR advised as to all developments with respect to such applications and SPONSOR shall be given an opportunity to review and comment thereon.

9.3 If SPONSOR elects not to exercise its option in accordance with Article 10 herein or decides to discontinue the financial support of the application for intellectual property protection, UNIVERSITY shall be free to file or continue prosecution and maintenance on any such application, at UNIVERSITY's sole expense If SPONSOR elects to discontinue the financial support of the application for intellectual property protection prior to issuance of a valid patent, SPONSOR thereby waives and gives up any right it may have under Section 10 below to license University Intellectual Property.

10. TRANSFER OF RIGHTS

UNIVERSITY granted SPONSOR's predecessor, Per Ardua L.P., an option to a license to University Intellectual Property on commercially reasonable terms and conditions, including reasonable royalties, with a right to sublicense, as was mutually agreed upon in a separate writing, "Option and License Agreement". The right, title and interest in and to this Agreement has been sold, assigned, transferred and conveyed to SPONSOR by PerArdua L.P. under a separate writing of Assignment, Assumption and Consent, to which UNIVERSITY was a party, wherein the Option and License Agreement appears as Exhibit A.

11. COPYRIGHTS

All rights to copyrightable materials, including computer software, first created during performance of the work funded under this Agreement shall vest in UNIVERSITY, with a royalty-free license to SPONSOR for its internal non-commercial use. UNIVERSITY grants SPONSOR an option to license any such material(s) it wishes to develop for commercial purposes on reasonable terms and conditions, including


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commercially  reasonable royalties,  as the parties mutually agree in a separate writing. such option shall extend for six (6) months from the first date of disclosure to SPONSOR by UNIVERSITY that such material exists.

12. TERMINATION

12.1 parties may terminate this agreement only by mutual written agreement.

12.2 Termination of this Agreement by either party for any reason shall not affect the rights and obligations of the parties accrued prior to the effective date of termination.

13. WARRANTIES

13.1 UNIVERSITY makes no warranties as to its ability to accomplish the Research, as to the validity of the Research developed under this Agreement, or as to the condition of any invention or product, tangible or intangible, conceived, discovered or developed under this Agreement.

13.2 UNIVERSITY makes no warranties, express or implied, of merchantability or fitness for a particular purpose of the Research or any invention or product conceived, discovered or developed under this Agreement. Neither the Principal Investigator, SPONSOR, nor any other person is authorized to gin/e any such warranty in the name of or on behalf of UNIVERSITY.

13.3 SPONSOR agrees that it will not rely solely upon technical information provided by UNIVERSITY or the Principal Investigator in developing any invention or product, but will independently test, analyze and evaluate all inventions and products prior to manufacture and distribution of such inventions and products.

14. INSURANCE AND INDEMNIFICATION

14.1 UNIVERSITY agrees to maintain adequate liability insurance, such protection being applicable to Officers, employees and agents while acting within the scope of their employment by UNIVERSITY.

14.2 SPONSOR agrees to hold harmless, indemnify and defend UNIVERSITY and Principal Investigator from all liabilities, demands, damages, expenses and losses arising out of performance of this Agreement (except to the extent of UNIVERSITY's active negligence or willful misconduct), SPONSOR's use of the Research, or SPONSOR's use, manufacture or sale of products or inventions made by use of the results of the Research performed hereunder. The provisions of this paragraph shall survive termination of this Agreement.

15. INDEPENDENT CONTRACTOR

UNIVERSITY is an independent contractor under this Agreement and not an agent, servant, employee, associate, joint venturer or partner of SPONSOR.

16. GOVERNING LAW

This Agreement shall be governed and construed in accordance with the laws of the State of California. Jurisdiction and venue of any dispute arising out of this Agreement shall lie with any court of competent jurisdiction within the County of Los Angeles.

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17. ATTORNEYS' FEES

In the event litigation or arbitration is commenced to enforce any of the terms of this Agreement, the prevailing party shall recover, as part of the award and judgment, its reasonable attorneys' fees and costs of such litigation or arbitration from the non-prevailing party.

18. ASSIGNMENT

Neither party shall assign this Agreement except with the prior written consent of the other party.

19. WAIVER AND SEVERABILITY

19.1 No waiver by either party of any breach of any provision hereof shall constitute a waiver of any other breach of that or of any other provision hereof.

19.2 In the event a court or governmental agency of competent jurisdiction holds any provision of this Agreement to be invalid, such holding shall have no effect on the remaining provisions of this Agreement, and they shall continue in full force and effect. Upon such holding, the parties shall, within a reasonable period of time, determine whether the severed provision(s) detrimentally and materially affect the obligations or performance of either or both parties. If so affected, the parties shall, within a reasonable period of time, negotiate in good faith to modify this Agreement to relieve such effects. If such negotiations do not result in mutually agreeable modification to this Agreement, notwithstanding the provisions of Article 12 herein either effected party may terminate this Agreement upon providing the other party with thirty (30) days written notice of such termination.

20. AGREEMENT MODIFICATION

This Agreement may be modified or amended, including extension of the term of this Agreement, at any time only by a written amendment executed by both parties.

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21. NOTICES

Any notices given under this Agreement shall be in writing and delivered to the following addresses by return receipt mail, postage prepaid, or by overnight courier service. Such notices shall be effective upon the third business day following mailing, if by mail, or upon receipt, if by courier.

                                              FOR UNIVERSITY:
FOR SPONSOR:
                                              Nann Bennett
Mr. Samuel P. Sears, Jr.                      Department of Contracts and Grants
(Director & Treasurer, Per Ardua Corporation) Stonier Hall Rm. 330
16 South Market St.                           University of Southern California
Petersburg, VA 23803                          Los Angeles, CA 90089-1147

                                              COPY TO PI:
                                              Dr. Charles E. McKenna
                                              Department of Chemistry
                                              Organic Chemistry Wing Rm. 201
                                              University of Southern California
                                              Los Angeles, CA 90089-0744

22. THIRD PARTY RIGHTS

This Agreement shall not create any rights, including without limitation third-party beneficiary rights, in any person or entity not a party to this Agreement.

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                          Research Agreement: PerArdua, Inc. -- USC. Page 7 of 7

2 3. ENTIRE AGREEMENT

This Agreement constitutes the entire understanding between the parties hereto and there are no collateral, oral or written agreements or understandings.

IN WITNESS WHEREOF, the parties have executed this Agreement in two or more counterparts, each as an original and ail together as one instrument as of the date of last signature below written.

PERARDUA CORPORATION                      UNIVERSITY OF SOUTHERN CALIFORNIA

By: /s/ Samuel P. Sears, Jr.              By: /s/ Lloyd Armstrong, Jr.
    ------------------------                  ------------------------

Name: Samuel P. Sears. Jr.                Name: Lloyd Armstrong. Jr.
      --------------------                      --------------------

Title: Director & Treasurer               Title: Provost and Senior V.P.,
       --------------------                      ------------------------
                                                 Academic Affairs
                                                 ------------------------

Date: January 7, 1997                     Date: October 24, 1996
      ---------------                           ----------------


ATTACHMENT: Appendix A (Statement of Work)


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